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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  May 1, 2003
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                          BECTON, DICKINSON AND COMPANY
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             (Exact name of registrant as specified in its charter)

           New Jersey                001-4802                   22-0760120
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    (State or other juris-         (Commission             (IRS Employer Iden-
   diction of incorporation)       File Number)            tification Number)

   1 Becton Drive, Franklin Lakes, New Jersey                   07417-1880
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    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code          (201) 847-6800
                                                            --------------

                                       N/A
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         (Former name or former addresses if changed since last report.)


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Item 9.    REGULATION FD DISCLOSURE.

           The following statement is being furnished by the Company under the provisions of Regulation FD:

           On May 1, 2003, Vincent A. Forlenza, President -- BD Biosciences of Becton, Dickinson and Company ("BD"), exercised options to purchase 84,428 shares of BD. On the same day, Mr. Forlenza sold the shares obtained upon exercise of these options. Following these transactions, Mr. Forlenza continues to have an ownership interest in an aggregate of 30,529 shares of BD, including 25,895 shares owned directly and 4,633 shares held in BD's Savings Incentive Plan.

           On May 1, 2003, William A. Kozy, President -- BD Clinical Laboratory Solutions and Company Operations of BD, exercised options to purchase 50,000 shares of BD. On the same day, Mr. Kozy sold the shares obtained upon exercise of these options. Following these transactions, Mr. Kozy continues to have an ownership interest in an aggregate of 37,657 shares of BD, including 32,944 shares owned directly and 4,712 shares held in BD's Savings Incentive Plan.

           On May 2, 2003, William A. Tozzi, Vice President and Controller of BD, exercised options to purchase 9,700 shares of BD. On the same day, Mr. Tozzi sold 8,400 of the shares obtained upon exercise of these options. As a result of these transactions, Mr. Tozzi has an ownership interest in an aggregate of 8,077 shares of BD, including 4,149 shares owned directly and 3,923 shares held in BD's Savings Incentive Plan.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BECTON, DICKINSON AND COMPANY
                                                  (Registrant)



                                           By: /s/ Gary DeFazio
                                               ----------------------------
                                                   Gary DeFazio
                                                   Assistant Secretary


Date: May 2, 2003



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